Exhibit 10.5

Loan Agreement

Banjo & Matilda Pty Ltd

Raymond Key

4 November 2013

ANZARUT & HOLM LAWYERS

Level 3
117 York Street
Sydney New South Wales 2000
Tel: (02) 9261 2702
Fax: (02) 9261 2558
Ref: JN

ANZARUT & HOLM LAWYERS

Table of contents

Parties		1
1	Loan	Error! Bookmark not defined.
	Loan	Error! Bookmark not defined.
	Use of funds	1
	Right to borrow, grant loan security and issue further securities	1
2	Calculation of interest	2
	Interest	2
	Time and manner of payment	2
3	Repayment	2
	Obligations on Repayment Date	2
	Obligations cease	2
4	Guarantee	2
	Guarantee	2
	Payment on demand under guarantee	2
	Continuing obligation	3
	Primary obligations	3
5	Events of Default	3
	Events of Default	3
	Effect of event of Default	3
6	Assignment	3
	Assignment by Investor	3
	Company and Guarantors	4
7	Disclaimers	4
	Responsibility of Investor	4
	Decision taking	4
8	Confidentiality	4
	Disclosure	4
	Survives termination	5
9	Notices	5
	General	5
	How to give a communication	5
	Particulars for delivery of notices	5
	Communications by post	6
	Communications by fax	6
	After hours communications	6
	Process service	6
10	General	6
	Amendment	6
	Waiver and exercise of rights	6
	Rights cumulative	7
	Consents	7
	Governing law and jurisdiction	7
	Liability	7
	Counterparts	7
	Time of the essence	7
	Business Days	7
11	Definitions and Interpretation	8
	Definitions	8
	Construction	9
	Subsisting Events of Default	10
	Headings	10
	Company's liability	10
Execution and date		11

Loan Agreement	ANZARUT & HOLM LAWYERS

Parties

Banjo & Matilda Pty Ltd ABN 29 627 134 474 (Company)

Raymond Key (Investor)

Ben Macpherson of 263 Military Road Dover Heights 2030 (Guarantor)

Background

A    The Company operates the Banjo & Matilda business.

B    The Company wishes to raise funds by taking a Loan.

C    The Investor has agreed to provide funds to the Company by issuing a Loan on the terms set out in this document.

D    The Guarantor has, at the request of the Investor, agreed to enter into this document to guarantee the Company's obligations on the terms set out in this document.

Agreed terms

Loan

1.1    The Investor agrees to provide a $100,000 Loan on the Loan Date by:

(a)    paying the Loan Amount to the Company.

Use of funds

1.2    The Company must only use the Loan Amount for the Approved Purpose.

Right to borrow

1.3    The Company may without notice to or approval of the Investor from time to time exercise any borrowing power provided that:

1.3.1    The Company may not grant any loan that must be repaid earlier than the Repayment Date or that must be repaid in priority to the Loan Amount.

1.3.2    The Investor has the right of last refusal to match any loan finance offered by a third party to the Company to fund the Company's future working capital requirements. If the Investor wishes to provide the loan finance, it must notify the Company in writing within 7 days of first being notified of the third party offer to provide loan finance.

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2    Calculation of interest

Interest

2.1    Interest must be paid by the Company from the date of the Loan until (and including) the date on which it is repaid in full.

Subject to clause 2.2, the amount of interest payable on a Loan in any period under this document will accrue daily and will be calculated at the Interest Rate on the Loan Amount of the Loan for the number of days in that period.

2.2    If the Company opens a Bank Trade Finance Facility, the amount of interest payable on a Loan for the period from the date the Bank Trade Finance Facility is open, will accrue daily and will be calculated at the Adjusted Interest Rate on the Loan Amount of the Loan for the number of days in that period.

Time and manner of payment

2.3    Interest must be paid on or by the Repayment Date.

2.4    All accrued interest must be paid upon the repayment of the Loan.

3    Repayment

Obligations on Repayment Date

3.1    On the Repayment Date the Company must pay to the Investor the Loan Amount and all accrued interest then held by it

Obligations cease

3.2    Upon the payment of all amounts owing to the Investor the obligations of the Company in respect of the Loan shall be extinguished.

4    Guarantee

Guarantee

4.1    The Guarantor unconditionally and irrevocably guarantees to the Investor the punctual payment to it by the Company of the Guaranteed Money on the terms set out in this clause.

Payment on demand under guarantee

4.2    If the Company defaults in the punctual payment of any of the Guaranteed Money, the Guarantor must pay the whole amount of the Guaranteed Money to the Investor immediately on demand.

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Continuing obligation

4.3    The guarantee contained in clause 5.1 is a continuing guarantee for the whole of the Guaranteed Money and is not limited to any transaction or other thing.

Primary obligations

4.4    The Guarantor's obligation to pay the Guaranteed Money is a primary obligation and the Investor is not obliged to proceed against or enforce any other right against any person or property or demand payment from any other person before making a demand for payment by the Guarantor of the Guaranteed Money.

5    Events of Default

Events of Default

5.1    Each of the following is an Event of Default (whether or not caused by anything outside the control of any party):

(a)	non-payment: the Company or the Guarantor does not pay on the due date any money due for payment by it under this document;
(b)	Insolvency Event: an Insolvency Event occurs in relation to the Company or the Guarantor;
(c)	default under document: a default or event occurs which is, is deemed to be or is defined to be, a default or an event of default by or in relation to the Company or the Guarantor under this document;
(d)	cessation of business: the Company or the Guarantor ceases or threatens to cease to carry on its business or a substantial part of its business.

Effect of event of Default

5.2    Without limiting any other rights set out in this document, on the occurrence of an Event of Default the Investor may at any time by notice to the Company require that the Company redeem all of the Loan then on issue and pay to the Investor the Loan Amount and all accrued interest on each Note then held by it.

Recognition of registered Investor

5.3 The payment to the registered holder of the interest payable on the Loan and of any other moneys payable upon the Loan shall be a good discharge for the Company notwithstanding any notice it may have whether express or otherwise of the right title or interest of any other person to or in the Loan or such moneys.

6    Assignment

Assignment by Investor

6.1    The Investor may assign any of its rights or novate, sub- participate, sell-down or transfer by whatever form or otherwise deal with any or all of its rights and obligations under this document without the consent of, or notice to, the Company or the Guarantor.

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Company and Guarantor

6.2    Neither the Company nor the Guarantor may assign its rights or novate its obligations under this document without the Investor's prior written consent.

7    Disclaimers

Responsibility of Investor

7.1    This issue of the Loan has been made to an independently advised Investor which issuing for the Loan thereby acknowledges that it has formed its own view as to the businesses, affairs and prospects of the Company based on such information and documents as it considers appropriate and is responsible for its decision to subscribe for the Loan.

Decision taking

7.2    The Investor must independently and without reliance on any other party and based on such information and documents as it considers appropriate continue to make its own analysis and decisions in taking or not taking any action under this document.

7.3    The Investor warrants to the Company that it is either a sophisticated investor as referred to in section 708(8) of the Corporations Act 2001 or, if not, that the offer to it to subscribe in the Loan is a personal offer to which section 708(1) and (2) of the Corporations Act 2001 apply. The Investor acknowledges and agrees that no prospectus or other disclosure document as referred to in the Corporations Act 2001 is being issued to it or is required as a part of its investment in the Loan.

8    Confidentiality

Provide information

8.1    The Company must give the Investor sufficient management and financial information and reports to allow the Investor to monitor the efficient conduct of the Company's business.

Disclosure

8.2    The Investor may disclose to any person any information or document relating to the Company or a Guarantor:

(a)	where permitted in this document;

(a)	to another party to this document;
(b)	to a potential transferee, assignee, participant or sub-participant of the Investor's interests under this document or to any other person who is considering entering into contractual relations with it in connection with this document;

(c)	to the Investor's related bodies corporate and shareholders, or to any employee, banker, lawyer, auditor or other consultant of the Investor, its related bodies corporate or its shareholders;

(d)	if required by law or by any governmental agency or stock exchange;

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(e)	in connection with any legal proceedings relating to this document or a document delivered under or in relation to this document;
(f)	if the information or document is in the public domain; or
(g)	with the consent of the Company (which must not be unreasonably withheld or delayed).

Survives termination

8.3    This clause 8 survives the termination of this document.

9    Notices

General

9.1    A notice, demand, certification, process or other communication relating to this document must be in writing in English and may be given by an agent of the sender.

How to give a communication

9.2    In addition to any other lawful means, a communication may be given by being:

(a)	personally delivered;
(b)	left at the party's current address for notices;
(c)	sent to the party's current address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail; or
(d)	sent by fax to the party's current fax number for notices.

Particulars for delivery of notices

9.3    The particulars for delivery of notices are initially:

Company:

Address:    76 William St Paddington NSW 2021

Fax:    +61 (0) 2 80111213

Attention:    Ben Macpherson

Investor:

Address:    396 Ladies Mile, Lake Hayes, Queenstown, New Zealand

Email:    raymondjkey@yahoo.co.uk

Attention:    Raymond Key

Ben Macpherson:

Address:    PO BOX 3438 TAMARAMA NSW 2026

Email:    ben@banjoandmatilda.com

Attention:    Ben Macpherson

Each party may change its particulars for delivery of notices by notice to each other party.

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Communications by post

9.4    Subject to clause 9.6, a communication is given if posted:

(a)	within Australia to an Australian address, three Business Days after posting; or
(b)	in any other case, ten Business Days after posting.

Communications by fax

9.5    Subject to clause 10.7, a communication is given if sent by fax, when the sender's fax machine produces a report that the fax was sent in full to the addressee. That report is conclusive evidence that the addressee received the fax in full at the time indicated on that report. After hours communications

9.6    If a communication is given:

(a)	after 5.00 pm in the place of receipt; or
(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken as having been given at 9.00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

Process service

9.7    Any process or other document relating to litigation, administrative or arbitral proceedings relating to this document may be served by any method contemplated by this clause 9.7 or in accordance with any applicable law.

10    General

Amendment

10.1    This document may only be varied or replaced by a document executed by the parties.

Waiver and exercise of rights

10.2    A right in favour of the Investor under this document, a breach of an obligation of the Company under this document or an Event of Default can only be waived by an instrument signed by the Investor. No other act, omission or delay of the Investor constitutes a waiver binding, or estoppel against, the Investor.

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10.3    A single or partial exercise or waiver by a party of a right relating to this document does not prevent any other exercise of that right or the exercise of any other right.

10.4    A party is not liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

Rights cumulative

10.5    Except as expressly stated otherwise in this document, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

Consents

10.6    Except as expressly stated otherwise in this document, the Investor may conditionally or unconditionally give or withhold any consent to be given under this document and is not obliged to give its reasons for doing so.

Governing law and jurisdiction

10.7    This document is governed by and is to be construed in accordance with the laws applicable in New South Wales.

10.8    Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

Liability

10.9    An obligation of two or more persons binds them separately and together.

Counterparts

10.10    This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one document.

Time of the essence

10.11    Time is of the essence as regards any obligations of the Company or any date or period determined under this document.

10.12    If any date or period is altered by agreement between the parties, time is of the essence as regards such altered date or period.

Business Days

10.13    If the day on or by which anything, other than making a payment, must be done by the Company or any Guarantor under this document is not a Business Day, that thing must be done on or by the preceding Business Day.

10.14    If a payment would otherwise be due on a day which is not a Business Day it will be due on the immediately following Business Day.

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10.15    If anything, including making a payment, is to be done by the Company or the Guarantor on or by a particular day and it is done:

(a)	after the time by which this document states it must be done or, if this document does not state a time, after 4.00 pm in the place where it is to be done; or
(b)	on a day which is not a Business Day,

it will be deemed to have been done at 9.00 am on the next Business Day.

11    Definitions and Interpretation

Definitions

11.1    In this document:

Adjusted Interest Rate means .0329% per day.

Approved Purpose means funding the expansion of the Business including working capital to fund the cost of meeting wholesale sales orders and related product production costs and such other purpose as may be approved by the board of directors of the Company from time to time.

Bank Trade Finance Facility means a bank trade finance facility greater than $400,000 with an annual interest rate below 10%.

Business means the business conducted by the Company

Business Day means a day which is not a Saturday, Sunday or bank or public holiday in Sydney.

Loan means a Loan issued by the Company on the terms set out in this document. Event of Default means any event or circumstance described in clause 6.

Guaranteed Money means all money which now or in the future is owing (actually or contingently) by the Company to the Investor under or in relation to this document;

Insolvency means:

(a)	in relation to a corporation, its winding up or dissolution or its administration, provisional liquidation or any administration having a similar effect;
(b)	in relation to an individual, his or her bankruptcy; and
(c)	in relation to a person, any arrangement (including a scheme of arrangement or deed of company arrangement), composition or compromise with, or assignment for the benefit of, all or any class of that person's creditors or members or a moratorium involving any of them.

Insolvency Event means any of the following:

(a)	a person is or states that the person is unable to pay from the person's own money all the person's debts as and when they become due and payable;
(b)	a person is taken or must be presumed to be insolvent or unable to pay the person's debts under any applicable legislation;

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(c)	an application or order is made for the winding up or dissolution or a resolution is passed or any steps are taken to pass a resolution for the winding up or dissolution of a corporation;
(d)	an administrator, provisional liquidator, liquidator or person having a similar or analogous function under the laws of any relevant jurisdiction is appointed in respect of a corporation or any action is taken to appoint any such person and the action is not stayed, withdrawn or dismissed within seven days;
(e)	a controller is appointed in respect of any property of a corporation;

a corporation is deregistered under the Corporations Act 2001 or notice of its proposed deregistration is given to the corporation;

(g)	a distress, attachment or execution is levied or becomes enforceable against any property of a person;
(h)	a person enters into or takes any action to enter into an arrangement (including a scheme of arrangement or deed of company arrangement), composition or compromise with, or assignment for the benefit of, all or any class of the person's creditors or members or a moratorium involving any of them;
(i)	a petition for the making of a sequestration order against the estate of a person is presented and the petition is not stayed, withdrawn or dismissed within seven days or a person presents a petition against himself or herself;

a person presents a declaration of intention under section 54A of the Bankruptcy Act 1966; or

(k)	anything analogous to or of a similar effect to anything described above under the law of any relevant jurisdiction occurs in respect of a person.

Interest Rate means 15% per annum or 0.041% per day

Receiver means a receiver or receiver and manager appointed by the Investor under this document and any person who derives a right directly or indirectly from such a receiver or receiver and manager.

Repayment Date means the date which is 30 days after the Loan Date or earlier at the discretion of the Company

Loan Amount means the amount that the Investor agrees is to be advanced by the Investor under the Loan subscribed for under clause 1.1 and 1.2.

Loan Date means the date that the Investor subscribes for the Loan, which must not be more than two Business Days after the date of this document.

Construction

11.2    Unless expressed to the contrary, in this document:

(a)	words in the singular include the plural and vice versa;
(b)	any gender includes the other genders;
(c)	if a word or phrase is defined its other grammatical forms have corresponding meanings;
(d)	"includes" means includes without limitation;

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(e)	no rule of construction will apply to a clause to the disadvantage of a party merely because that party drafted, put forward or would benefit from any term;
(f)	a reference to:

(i)	a person includes a partnership, joint venture, unincorporated association, corporation and a governmental agency;
(ii)	a person includes the person's legal personal representatives, successors, assigns and persons substituted by novation;
(iii)	any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;
(iv)	an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;
(v)	a right includes a benefit, remedy, discretion or power;
(vi)	time is to local time in Sydney;
(vii)	"$" or "dollars" is a reference to Australian currency;
(viii)	this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;
(ix)	writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions;
(x)	this document includes all schedules and annexures to it; and
(xi)	a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document;

(g)	if the date on or by which any act must be done under this document is not a Business Day, the act must be done on or by the next Business Day; and
(h)	where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

Subsisting Events of Default

11.3    An Event of Default subsists if it has occurred and has not been waived by the Investor in accordance with this document.

Headings

11.4    Headings do not affect the interpretation of this document.

Company's liability

11.5    Company's liability

(i)    A reference in this document to:

(i)    the Company's property or business includes property owned and the business carried on by the Company and any property owned and any business carried on by the Company in the Company's own right.

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